UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2025

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events

The Bancorp, Inc. (“Company”) is providing further updates on the disposition of certain real estate bridge lending assets.

On January 2, 2025, as a result of the sale of the underlying collateral apartment property located in Plainfield, New Jersey, a $12.3 million classified loan previously reported as non-accrual was repaid at par and accordingly no loss was recognized.

On December 31, 2024, the Company's wholly owned subsidiary, The Bancorp Bank, National Association (the “Bank”), closed on the sale of an approximately $82 million real estate bridge loan portfolio, collateralized by apartment buildings. The sale included a $32.5 million classified loan, which was current with respect to monthly payments. The Bank provided financing to a third party purchaser, which provided a 25% payment guaranty.  The leverage and guaranty provided were consistent with market terms, and the Bank’s general underwriting standards, for similar loans.  The resulting weighted average look-through loan to values (“LTVs”), of the related mortgaged properties are no more than 57% as-is and 55% as-stabilized, which is further supported by the 25% payment guaranty. The look-through LTVs are based on the weighted average of LTVs multiplied by the leverage provided by the Bank, based upon appraisals performed within the past 15 months. There was no loss of principal in connection with the sale, although $1.26 million of accrued interest was reversed in connection therewith.  We believe that the sale is an indication of the liquidity of the portfolio, which is further evidenced by LTVs both for the portfolio as a whole and for classified loans, which have been reported in prior filings.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2025	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and
Secretary